UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2011

WESCO FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-4720	95-2109453
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901

(Address of Principal Executives Offices) (Zip Code)

626/585-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On February 7, 2011, Wesco Financial Corporation (“Wesco”) and Berkshire Hathaway Inc. (“Berkshire Hathaway”) announced that they had entered into a definitive merger agreement (the “Merger Agreement”), whereby Berkshire Hathaway will acquire the remaining 19.9% of the shares of Wesco that it does not presently own.

Following this announcement, the Chief Financial Officer of Wesco disclosed in a telephone conversation with one investor on February 7, 2011, and with another investor on February 8, 2011, that the amount of transaction expenses included in the Merger Agreement’s estimate of Wesco shareholders’ equity as of January 31, 2011 was approximately $4.2 million, and that Wesco’s current estimate of total transaction expenses was $6.2 to $6.5 million, which, to the extent not included in the January 31st estimate, will reduce the Aggregate Merger Consideration (as defined in the Merger Agreement). At the time of both of these telephone conversations, the Chief Financial Officer was under the mistaken impression that this information had previously been made public.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements contained herein concerning projections or expectations of financial or operational performance or economic outlook, or concerning other future events or results, or which refer to matters which are not historical facts, are “forward-looking statements” within the meaning of the federal securities laws. Similarly, statements that describe the objectives, expectations, plans or goals of Wesco or Berkshire Hathaway (including, without limitation, their expectations with respect to the timing of the closing of the merger) are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

In addition, the acquisition is subject to the satisfaction of certain conditions and the absence of events that could give rise to the termination of the Merger Agreement.

We caution against placing undue reliance on forward-looking statements, which reflect our current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from our forward-looking statements may appear in Wesco’s or Berkshire Hathaway’s public filings with the Securities and Exchange Commission (the “SEC”), which are accessible at www.sec.gov, and which you are advised to consult.

Additional Information

In connection with the proposed transaction, Berkshire Hathaway will file with the SEC a registration statement that will include a proxy statement of Wesco that also constitutes a prospectus of Berkshire Hathaway relating to the proposed transaction. Investors are urged to read the registration statement and proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, because they will contain important information about Wesco, Berkshire Hathaway and the proposed transaction. The registration statement and proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov, Berkshire Hathaway’s website at www.berkshirehathaway.com and Wesco’s website at www.wescofinancial.com.

Wesco, Berkshire Hathaway and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information regarding the directors and executive officers of Wesco may be found in its 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010 and in its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on March 26, 2010. Information regarding the directors and executive officers of Berkshire Hathaway may be found in its 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010 and in its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on March 11, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the registration statement and proxy statement/prospectus regarding the proposed transaction when they are filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO FINANCIAL CORPORATION

Date: February 8, 2011	By:	/s/ Jeffrey L. Jacobson
	Name:	Jeffrey L. Jacobson
	Title:	Vice President and Chief Financial Officer